Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-231751
The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these Notes in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated October 29, 2019.

Pricing Supplement dated October  , 2019 to the
Product Prospectus Supplement MLN-ES-ETF-1 dated June 19, 2019 and
Prospectus Dated June 18, 2019
The Toronto-Dominion Bank $[ ● ] Capped Leveraged Notes Linked to an Equally-Weighted Basket of Eleven Stocks Due on or about December 3, 2020

The Toronto-Dominion Bank (“TD” or “we”) is offering the Capped Leveraged Notes (the “Notes”) linked to an equally-weighted basket of eleven stocks (the “Basket”) described below.
The Notes provide 150% leveraged participation in the positive return of the Basket if the level of the Basket increases from the Initial Basket Level to the Final Basket Level, subject to the Maximum Redemption Amount of at least $1,230.00 (to be determined on the Pricing Date). If the Final Basket Level is less than the Initial Basket Level, investors will lose 1% of the Principal Amount of the Notes for each 1% decrease from the Initial Basket Level to the Final Basket Level, and may lose their entire investment in the Notes. Any payments on the Notes are subject to our credit risk.
The Notes are unsecured and are not savings accounts or insured deposits of a bank. The Notes are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Notes will not be listed or displayed on any securities exchange or electronic communications network.
The Payment at Maturity will be greater than the Principal Amount only if the Percentage Change is greater than zero. The Notes do not guarantee the return of the Principal Amount and investors may lose their entire investment in the Notes. Any payments on the Notes are subject to our credit risk.

The Notes have complex features and investing in the Notes involves a number of risks. See “Additional Risk Factors” beginning on page P-6 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the product prospectus supplement MLN-ES-ETF-1 dated June 19, 2019 (the “product prospectus supplement”) and “Risk Factors” on page 1 of the prospectus dated June 18, 2019 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement, the product prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Notes in book-entry only form through the facilities of The Depository Trust Company on or about November 4, 2019, against payment in immediately available funds.
The estimated value of your Notes at the time the terms of your Notes are set on the Pricing Date is expected to be between $920.00 and $940.00 per Note, as discussed further under “Additional Risk Factors — Estimated Value” beginning on page P-7 and “Additional Information Regarding the Estimated Value of the Notes” on page P-30 of this pricing supplement. The estimated value is expected to be less than the public offering price of the Notes.
	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Note	$1,000.00	$17.50	$982.50
Total	$	$	$
The public offering price, underwriting discount and proceeds to TD listed above relate to the Notes we issue initially. We may decide to sell additional Notes after the date of the final pricing supplement, at public offering prices and with underwriting discounts and proceeds to TD that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Notes will depend in part on the public offering price you pay for such Notes.

1 Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these accounts may be as low as $982.50 (98.25%) per Principal Amount of the Notes.
2 TD Securities (USA) LLC (“TDS”) and Citigroup Global Markets Inc. (“Citigroup”, and together with TDS, the “Agents”) may receive a commission of up to $17.50 (1.75%) per $1,000 Principal Amount of the Notes and may use all or a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the Notes, or will offer the Notes directly to investors. The Agents may resell the Notes to other securities dealers at the Principal Amount less a concession not in excess of $17.50 per Note. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

TD SECURITIES (USA) LLC	Citigroup Global Markets Inc.

Capped Leveraged Notes Linked to an Equally-Weighted Basket of Eleven Stocks Due on or about December 2, 2020
Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement and the prospectus.
Issuer:	TD
Issue:	Senior Debt Securities, Series E
Type of Note:	Capped Leveraged Notes
Term:	Approximately 13 months
Basket:	An equally-weighted basket comprised of eleven stocks (each a “Basket Component” and together the “Basket Components”), as set forth in the table below:
Basket Component	Bloomberg Ticker	Primary Exchange	Component Weighting	Initial Basket Component Price (set on the Pricing Date)(1)
Apple Inc.	AAPL	NASDAQ Global Select	1/11	•
Amazon.com, Inc.	AMZN	NASDAQ Global Select	1/11	•
salesforce.com, inc.	CRM	New York Stock Exchange	1/11	•
DocuSign, Inc.	DOCU	NASDAQ Global Select	1/11	•
ServiceNow, Inc.	NOW	New York Stock Exchange	1/11	•
RingCentral, Inc.	RNG	New York Stock Exchange	1/11	•
Atlassian Corporation Plc	TEAM	NASDAQ	1/11	•
Twilio Inc.	TWLO	New York Stock Exchange	1/11	•
Veeva Systems Inc.	VEEV	New York Stock Exchange	1/11	•
Zendesk, Inc.	ZEN	New York Stock Exchange	1/11	•
Zoom Video Communications, Inc.	ZM	NASDAQ	1/11	•

(1) With respect to each Basket Component, its Closing Price on the Pricing Date, subject to adjustment as provided under “General Terms of the Notes—Anti-Dilution Adjustments” in the product prospectus supplement.

CUSIP / ISIN:	89114R4H6 / US89114R4H62
Agents:	TDS and Citigroup
Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof
Principal Amount:	$1,000 per Note
Pricing Date:	Expected to be October 30, 2019
Issue Date:
Expected to be November 4 , 2019, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to two Business Days before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in three Business Days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation Date:
Expected to be November 30, 2020, or if such day is not a Trading Day, the next succeeding Trading Day, subject to postponement for market disruption events and other disruptions, as described in “—Final Basket Component Price” below~~.~~

Maturity Date:
Expected to be December 3, 2020, or if such day is not a Business Day, the next succeeding Business Day, subject to postponement if the Valuation Date is postponed, as described in the product prospectus supplement.

Payment at Maturity:
If, on the Valuation Date, the Percentage Change is positive, then the investor will receive an amount per Principal Amount of the Notes equal to the lesser of :
(i)      Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and
(ii)      Maximum Redemption Amount.
If, on the Valuation Date, the Percentage Change is zero or negative, then the investor will receive less than $1,000 per Principal Amount of the Notes, if anything, calculated using the following formula:
Principal Amount + (Principal Amount x Percentage Change).
If the Final Basket Level is less than the Initial Basket Level, the investor will receive less than the Principal Amount of the Notes at maturity and may lose all or a substantial portion of their investment.
All amounts used in or resulting from any calculation relating to the Payment at Maturity will be rounded upward or downward, as appropriate, to the nearest cent.

Percentage Change:	The Percentage Change is the quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	To be set to 100 on the Pricing Date.
Final Basket Level:	100 × [1 + (the sum of the products of the Basket Component Return for each Basket Component multiplied by its Component Weighting)]
Basket Component Return:	With respect to each Basket Component, the quotient, expressed as a percentage, of the following formula: Final Basket Component Price - Initial Basket Component Price Initial Basket Component Price
Initial Basket Component Price:
With respect to each Basket Component, its Closing Price on the Pricing Date, as determined by the Calculation Agent and shown in the table above, subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in the product prospectus supplement.

Closing Price:
For each Basket Component, the Closing Price will be the closing sale price or last reported sale price (or, in the case of NASDAQ, the official closing price) for that Basket Component on a per-share or other unit basis, on any Trading Day for that Basket Component or, if such Basket Component is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of such Basket Component.

Final Basket Component Price:
With respect to each Basket Component, its Closing Price on the Valuation Date.
If the originally scheduled Valuation Date is not a Trading Day with respect to a Basket Component or a market disruption event with respect to a Basket Component occurs or is continuing on the originally scheduled Valuation Date, the Final Basket Component Price for that Basket Component will be its Closing Price on the first Trading Day for such Basket Component following the originally scheduled Valuation Date on which the Calculation Agent determines that a market disruption event does not occur or is not continuing. If a market disruption event with respect to such Basket Component occurs or is continuing on each Trading Day to and including the eighth scheduled Trading Day following the originally scheduled Valuation Date, the Final Basket Component Price for that Basket Component will be determined by the Calculation Agent on that eighth scheduled Trading Day, regardless of whether such day is a Trading Day or the occurrence or continuation of a market disruption event with respect to such Basket Component on that day, and the Calculation Agent will thereafter determine the Final Basket Level and Percentage Change on that eighth scheduled Trading Day. For the avoidance of doubt, if the originally scheduled Valuation Date is a Trading Day and no market disruption event occurs or is continuing on that day with respect to a Basket Component, the determination of that Basket Component’s Final Basket Component Price will be made on the originally scheduled Valuation Date, irrespective of the non-Trading Day status or the existence of a market disruption event with respect to any other Basket Component. If the originally scheduled Valuation Date is postponed due to a non-Trading Day or a market disruption event for any Basket Component, the Maturity Date will be postponed to maintain the same number of Business Days after the latest postponed Valuation Date as existed prior to such postponement(s).

Leverage Factor:	150%
Monitoring Period:	Final Valuation Date Monitoring
Maximum Redemption Amount:
At least $1,230.00 per Principal Amount of the Notes (at least 123.00% of the Principal Amount of the Notes). As a result of the Maximum Redemption Amount, the maximum return at maturity of the Notes in excess of the Principal Amount will be at least 23.00% of the Principal Amount of the Notes (assuming a public offering price of $1,000).

Business Day:
Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.

Trading Day:	A Trading Day with respect to a Basket Component means a day on which the Primary Exchange for such Basket Component is scheduled to be open for trading, as determined by the Calculation Agent.
U.S. Tax Treatment:
By purchasing a Note, each holder agrees, in the absence of a statutory or regulatory change or an  administrative determination or judicial ruling to the contrary, to characterize the Notes, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Basket. Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat the Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as discussed further under “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement.

Canadian Tax Treatment:	Please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the Notes.
Calculation Agent:	TD
Listing:	The Notes will not be listed or displayed on any securities exchange or electronic communications network.
Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg) as described under “Description of the Debt Securities—Forms of the Debt Securities” and “Ownership, Book-Entry Procedures and Settlement” in the prospectus.

Canadian Bail-in:	The Notes are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
The Pricing Date, the Issue Date, and all other dates listed above are subject to change. These dates will be set forth in the final pricing supplement that will be made available in connection with sales of the Notes.

Additional Terms of Your Notes
You should read this pricing supplement together with the prospectus, as supplemented by the product prospectus supplement MLN-ES-ETF-1 (the “product prospectus supplement”), relating to our Senior Debt Securities, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product prospectus supplement; and last, the prospectus. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated June 18, 2019:
http://www.sec.gov/Archives/edgar/data/947263/000119312519175701/d741334d424b3.htm
◾	Product Prospectus Supplement MLN-ES-ETF-1 dated June 19, 2019:
http://www.sec.gov/Archives/edgar/data/947263/000114036119011260/form424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Additional Risk Factors
The Notes involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Notes. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. Accordingly, prospective investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the Notes and the suitability of the Notes in light of their particular circumstances.
Principal at Risk.
You could lose your entire investment in the Notes if the Final Basket Level is less than the Initial Basket Level. Specifically, you will lose 1% of the Principal Amount of your Notes for each 1% that the Final Basket Level is less than the Initial Basket Level.
The Notes Do Not Pay Interest and Your Return on the Notes May Be Less than the Return on a Conventional Debt Security of Comparable Maturity.
There will be no periodic interest payments on the Notes as there would be on a conventional fixed-rate or floating-rate debt security having a comparable maturity. The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional, interest-bearing senior debt security of TD.
Your Potential Return Will Be Limited By The Maximum Redemption Amount And May Be Less Than The Return On A Direct Investment In The Basket Components.
The opportunity to participate in the possible increases in the level of the Basket through an investment in the Notes will be limited because the Payment at Maturity will not exceed the Maximum Redemption Amount. Furthermore, the effect of the Leverage Factor will not be taken into account for any Final Basket Level exceeding the level at which the Maximum Redemption Amount is reached, regardless of the percentage by which the level of the Basket increases. Accordingly, your return on the Notes may be less than your return would be if you made an investment in a note directly linked to the performance of the Basket Components.
Changes in the Price of One Basket Component May Be Offset by Changes in the Price of the Other Basket Components.
A change in the price of one Basket Component may not correlate with changes in the prices of the other Basket Components. The price of one or more Basket Components may increase while the price of one or more other Basket Components may not increase as much, or may even decrease. Therefore, in determining the level of the Basket as of any time, increases in the price of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases in the price of one or more other Basket Components.
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Notes.
Although the return on the Notes will be based on the performance of the Basket, the payment of any amount due on the Notes is subject to TD’s credit risk. The Notes are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Notes on the Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Notes. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Notes.
The Agents’ Discounts, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Notes will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Notes. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because Citigroup or their affiliate is to conduct hedging activities for us in connection with the Notes, that Agent or their affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the Agent and its affiliates receive for the sale of the Notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the Agent to sell the Notes to you in addition to the compensation they and their affiliates would receive for the sale of the Notes.

There May Not Be an Active Trading Market for the Notes — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the Notes; however, they are not required to do so and may stop any market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Notes in any secondary market could be substantial.
If you sell your Notes before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the level of the Basket, and as a result, you may suffer substantial losses.
If the Price of the Basket Components Change, the Market Value of Your Notes May Not Change in the Same Manner.
Your Notes may trade quite differently from the performance of the Basket Components. Changes in the prices of the Basket Components may not result in a comparable change in the market value of your Notes.  Even if the prices of the Basket Components increase above the Initial Basket Component Prices during the life of the Notes, the market value of your Notes may not increase by the same amount and could decline.
The Payment at Maturity Is Not Linked to the Closing Prices of the Basket Components at Any Time Other than the Valuation Date.
The Final Basket Level will be based on the Closing Prices of the Basket Components on the Valuation Date.  Therefore, if the Closing Prices of the Basket Components dropped precipitously on the Valuation Date, the Payment at Maturity for your Notes may be significantly less than it would have been had the Payment at Maturity been linked to the Closing Prices of the Basket Components prior to such drop in the Closing Prices of the Basket Components.  Although the actual Closing Prices of the Basket Components on the Maturity Date or at other times during the life of your Notes may be higher than their prices on the Valuation Date, you will not benefit from the Closing Prices of the Basket Components at any time other than on the Valuation Date.
There Are Market Risks Associated with each Basket Component.
The value of each Basket Component can rise or fall sharply due to factors specific to the issuer of such Basket Component (with respect to a Basket Component, the “Basket Component Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the Basket Component Issuers for your Notes. For additional information, see “Information Regarding the Basket Components” in this pricing supplement.
Estimated Value
The Estimated Value of Your Notes Is Expected To Be Less Than the Public Offering Price of Your Notes.
The estimated value of your Notes on the Pricing Date is expected to be less, and may be significantly less, than the public offering price of your Notes. The difference between the public offering price of your Notes and the estimated value of the Notes reflects costs and expected profits associated with selling and structuring the Notes, as well as hedging our obligations under the Notes. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Notes Is Based on Our Internal Funding Rate.
The estimated value of your Notes on the Pricing Date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for our conventional fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Notes to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Notes is expected to increase the estimated value of the Notes at any time.
The Estimated Value of the Notes Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Notes on the Pricing Date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially less than the estimated value of the Notes determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, If Any, and Such Secondary Market Prices, If Any, Will Likely be Less Than the Public Offering Price of Your Notes and May Be Less Than the Estimated Value of Your Notes.
The estimated value of the Notes will not be a prediction of the prices at which the Agents, other affiliates of ours or theirs or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the Notes, as well as hedging our obligations under the Notes, secondary market prices of your Notes will likely be less than the public offering price of your Notes. As a result, the price at which the Agents, other affiliates of ours or theirs or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be less than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which An Agent May Initially Buy the Notes in the Secondary Market May Not Be Indicative of Future Prices of Your Notes.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which an Agent may initially buy or sell the Notes in the secondary market (if an Agent makes a market in the Notes, which it is not obligated to do) may exceed the estimated value of the Notes on the Pricing Date, as well as the secondary market value of the Notes, for a temporary period after the Issue Date of the Notes, as discussed further under “Additional Information Regarding the Estimated Value of the Notes.” The price at which an Agent may initially buy or sell the Notes in the secondary market may not be indicative of future prices of your Notes.
The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.
When we refer to the market value of your Notes, we mean the value that you could receive for your Notes if you chose to sell them in the open market before the Maturity Date. A number of factors, many of which are beyond our control, will influence the market value of your Notes, including:
•	the prices of the Basket Components;
•	the volatility – i.e., the frequency and magnitude of changes – in the level of the Basket;
•	the dividend rates of the Basket Components;
•	economic, financial, regulatory, political, military or other events that may affect the prices of any of the Basket Components and thus the level of the Basket;
•	the correlation among the Basket Components;
•	interest rate and yield rates in the market;
•	the time remaining until your Notes mature; and
•	any fluctuations in the exchange rate between currencies in which the Basket Components are quoted and traded and the U.S. dollar, as applicable; and
•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.
These factors will influence the price you will receive if you sell your Notes before maturity, including the price you may receive for your Notes in any market-making transaction. If you sell your Notes prior to maturity, you may receive less than the Principal Amount of your Notes.
The future levels of the Basket cannot be predicted. The actual change in the level of the Basket over the life of the Notes, as well as the Payment at Maturity, may bear little or no relation to the hypothetical historical closing levels of the Basket or to the hypothetical examples shown elsewhere herein.
Certain Basket Components Have a Limited Trading History.
The common stock of DocuSign, Inc., Twilio Inc. and Zoom Video Communications, Inc. each commenced trading on the applicable date set forth herein under “Information Regarding the Basket Components”, and therefore have limited historical performance. Accordingly, historical information for each of those Basket Components is available only since such applicable date. Past performance of a Basket Component should not be considered indicative of future performance of the Basket Component.
As of the Date of this Pricing Supplement, There is No Actual History for the Closing Levels of the Basket.
The Payment at Maturity, if any, for each of your Notes is linked to the Percentage Change in the Basket, which will begin to be calculated on the Pricing Date. Since there will be no actual history for the closing levels of the Basket, no actual historical information about the closing levels of the Basket will be available for you to consider in making an independent investigation of the performance of the Basket, which may make it difficult for you to make an informed decision with respect to an investment in your Notes.

Hypothetical Past Basket Performance is No Guide to Future Performance.
The actual performance of the Basket over the life of the Notes, as well as the Payment at Maturity, may bear little relation to the hypothetical historical closing levels of the Basket (when available) or to the hypothetical return examples set forth elsewhere in this pricing supplement.  The future performance of the Basket cannot be predicted.
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amount of your payment on the Notes. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting a Basket Component has occurred, which may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amount payable on the Notes, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product prospectus supplement.
You Will Have No Rights to Receive Any Shares of Any Basket Component and You Will Not Be Entitled to Dividends or Other Distributions by Any Basket Component.
The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the Notes will not make you a holder of shares of any Basket Component. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against any Basket Component Issuer, or any other rights with respect to any Basket Component. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of the Basket Components and received any dividends paid or other distributions made in connection with them. Your Notes will be paid in cash and you have no right to receive delivery of shares of any Basket Component.
We Do Not Control any Basket Component Issuer and Are Not Responsible for Any of their Disclosures.
Neither we nor any of our affiliates have the ability to control the actions of any Basket Component Issuer and have not conducted any independent review or due diligence of any information related to any Basket Component or Basket Component Issuer. We are not responsible for any Basket Component Issuer’s public disclosure of information on itself or the applicable Basket Component, whether contained in SEC filings or otherwise. You should make your own investigation into each of the Basket Component Issuers.
You Will Have Limited Anti-Dilution Protection.
The Calculation Agent will adjust the Initial Basket Component Price of a Basket Component for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect such Basket Component, but only in the situations we describe in “General Terms of the Notes—Anti-Dilution Adjustments” in the product prospectus supplement. The Calculation Agent will not be required to make an adjustment for every event that may affect a Basket Component. Those events or other actions by any Basket Component Issuer or a third party may nevertheless adversely affect the price a Basket Component, and adversely affect the value of your Notes.
Trading and Business Activities by the Bank, the Agents or Any of Our or Their Affiliates May Adversely Affect the Market Value of, and Any Amount Payable on, the Notes.
We, the Agents, or one or more of our or their affiliates may hedge our obligations under the Notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of one or more Basket Components, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. We, the Agents, or one or more of our or their affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in one or more Basket Components.
These trading activities may present a conflict between the holders’ interest in the Notes and the interests we, the Agents and our and their affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Notes.
We, the Agents and one or more of our or their affiliates may, at present or in the future, engage in business with one or more Basket Component Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ or one or more of our or their affiliates’ obligations and your interests as a holder of the Notes. Moreover, we, the Agents’ and our or their affiliates may have published, and in the future expect to publish, research reports with respect to a Basket Component. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by us, the Agents or one or more of our or their affiliates may affect the price of one or more Basket Components and, therefore, the market value of the Notes and the Payment at Maturity, if any.
Market Disruption Events and Postponement.
The Valuation Date and Maturity Date are subject to postponement due to the occurrence of one or more market disruption events, as described in the product prospectus supplement and “Summary — Final Basket Component Price” herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — “Market Disruption Events” in the product prospectus supplement.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.
Significant aspects of the U.S. tax treatment of the Notes are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement. You should consult your tax advisor as to the tax consequences of your investment in the Notes.
For a discussion of the Canadian federal income tax consequences of investing in the Notes, please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences.” If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Notes and receiving any payment that might be due under the Notes.

Hypothetical Returns
The examples, table and graph set out below are included for illustration purposes only and are hypothetical examples only; amounts below may have been rounded for ease of analysis. The hypothetical Basket Component Returns and Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity (rounded to two decimal places) are not estimates or forecasts of an actual Final Basket Component Price, Basket Component Return, Final Basket Level or the level of the Basket on any trading day prior to the Maturity Date. All examples are based on the Initial Basket Level of 100 and the Leverage Factor of 150%, and assume a Maximum Redemption Amount of $1,230.00 (the minimum Maximum Redemption Amount specified on the cover hereof), that a holder purchased Notes with an aggregate Principal Amount of $1,000 and that no market disruption event occurs on the Valuation Date.
Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive and the Payment at Maturity is less than the Maximum Redemption Amount.
Basket Component	Basket Component Return	Component Weight
AAPL	35.00%	1/11
AMZN	15.00%	1/11
CRM	-20.00%	1/11
DOCU	10.00%	1/11
NOW	5.00%	1/11
RNG	-15.00%	1/11
TEAM	-5.00%	1/11
TWLO	20.00%	1/11
VEEV	60.00%	1/11
ZEN	10.00%	1/11
ZM	-5.00%	1/11

Based on the hypothetical Basket Component Returns set forth above, the hypothetical Final Basket Level would equal:
100 × [1 + (35.00% x (1/11)) + (15.00% x (1/11)) + (-20.00% x (1/11)) + (10.00% x (1/11)) +
(5.00% x (1/11)) + (-15.00% x (1/11)) + (-5.00% x (1/11)) + (20.00% x (1/11)) +
(60.00% x (1/11)) + (10.00% x (1/11)) + (-5.00% x (1/11))] = 110

Percentage Change:	(110 – 100) / 100 = 10%
Payment at Maturity:	Lesser of (i) $1,000 + ($1,000 x 10% x 150%) and (ii) $1,230.00 = Lesser of (i) $1,000 + $150 and (ii) $1,230.00 = Lesser of (i) $1,150.00 and (ii) $1,230.00 = $1,150.00
On a $1,000 investment, a 10% Percentage Change results in a Payment at Maturity of $1,150.00, a 15.00% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive and the Payment at Maturity equals the Maximum Redemption Amount.
Basket Component	Basket Component Return	Component Weight
AAPL	70.00%	1/11
AMZN	25.00%	1/11
CRM	50.00%	1/11
DOCU	25.00%	1/11
NOW	35.00%	1/11
RNG	60.00%	1/11
TEAM	20.00%	1/11
TWLO	40.00%	1/11
VEEV	50.00%	1/11
ZEN	35.00%	1/11
ZM	30.00%	1/11

Based on the hypothetical Basket Component Returns set forth above, the hypothetical Final Basket Level would equal:
100 × [1 + (70.00% x (1/11)) + (25.00% x (1/11)) + (50.00% x (1/11)) + (25.00% x (1/11)) +
(35.00% x (1/11)) + (60.00% x (1/11)) + (20.00% x (1/11)) + (40.00% x (1/11)) +
(50.00% x (1/11)) + (35.00% x (1/11)) + (30.00% x (1/11))] = 140

	Percentage Change:	(140 – 100) / 100 = 40%
	Payment at Maturity:	Lesser of (i) $1,000 + ($1,000 x 40% x 150%) and (ii) $1,230.00 = Lesser of (i) $1,000 + $600 and (ii) $1,230.00 = Lesser of (i) $1,600.00 and (ii) $1,230.00 = $1,230.00

On a $1,000 investment, a 40% Percentage Change results in a Payment at Maturity equal to the Maximum Redemption Amount of $1,230.00, a 23.00% return on the Notes.
In addition to limiting your return on the Notes, the Maximum Redemption Amount limits the positive effect of the Leverage Factor.  If the Final Basket Level is greater than the Initial Basket Level, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the Leverage Factor will be progressively reduced for Final Basket Levels that are greater than approximately 15.33% of the Initial Basket Level since your return on the Notes for any Final Basket Level greater than  approximately 15.33% of the Initial Basket Level will be limited by the Maximum Redemption Amount.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.
Basket Component	Basket Component Return	Component Weight
AAPL	-10.00%	1/11
AMZN	-30.00%	1/11
CRM	0.00%	1/11
DOCU	-10.00%	1/11
NOW	-50.00%	1/11
RNG	10.00%	1/11
TEAM	-20.00%	1/11
TWLO	-35.00%	1/11
VEEV	-20.00%	1/11
ZEN	-30.00%	1/11
ZM	-25.00%	1/11

Based on the hypothetical Basket Component Returns set forth above, the hypothetical Final Basket Level would equal:
100 × [1 + (-10.00% x (1/11)) + (-30.00% x (1/11)) + (0.00% x (1/11)) + (-10.00% x (1/11)) +
(-50.00% x (1/11)) + (10.00% x (1/11)) + (-20.00% x (1/11)) + (-35.00% x (1/11)) +
(-20.00% x (1/11)) + (-30.00% x (1/11)) + (-25.00% x (1/11))] = 80

Percentage Change:	(80 – 100) / 100 = -20%
Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800.00
On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800.00, a -20.00% return on the Notes.

The following table shows the hypothetical return profile for the Notes, based on the hypothetical terms above and assuming that the investor purchased the Notes at the public offering price and held the Notes until the Maturity Date. The returns and losses illustrated in the following table are not estimates or forecasts of the Percentage Change or the return or loss on the Notes. Neither TD nor either Agent is predicting or guaranteeing any gain or particular return on the Notes.

Hypothetical Final Basket Level	Hypothetical Percentage Change	Hypothetical Payment at Maturity ($)	Hypothetical Return on Notes (%)
200.00	100.00%	$1,230.00	23.00%
150.00	50.00%	$1,230.00	23.00%
140.00	40.00%	$1,230.00	23.00%
130.00	30.00%	$1,230.00	23.00%
120.00	20.00%	$1,230.00	23.00%
115.33	15.33%	$1,230.00	23.00%
115.00	15.00%	$1,225.00	22.50%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$950.00	-5.00%
90.00	-10.00%	$900.00	-10.00%
85.00	-15.00%	$850.00	-15.00%
80.00	-20.00%	$800.00	-20.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

Information Regarding the Basket

While actual historical information on the Basket will not exist before the Pricing Date, the following graph sets forth the hypothetical daily performance of the Basket from April 18, 2019 through October 28, 2019. The graph is based upon actual daily historical closing prices of the Basket Components and a hypothetical Initial Basket Level of 100 as of April 18, 2019. We obtained the information regarding the historical performance of the Basket Components used in calculating the graph below from Bloomberg® Professional Service (“Bloomberg”).
We have not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical performance of the Basket should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Level. We cannot give you any assurance that the performance of the Basket will result in any positive return on your initial investment.

Closing Level
120
100
80
60
40
20
0
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19

Information Regarding the Basket Components

Each Basket Component is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding each Basket Component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The graphs below set forth the information relating to the historical performance of each Basket Component. The graphs below show the daily historical Closing Prices of each Basket Component for the period specified. We obtained the information regarding the historical performance of each Basket Component in the graphs below from Bloomberg.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of each Basket Component should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of any Basket Component. We cannot give you any assurance that the performance of the Basket Components will result in any positive return on your initial investment.

Apple Inc.

According to publicly available information, Apple Inc. (“Apple”) designs, manufactures and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, accessories, networking solutions, and third-party digital content and applications. Information filed by Apple with the SEC can be located by reference to its SEC file number 001-36743, or its CIK Code: 0000320193.  Apple’s website is apple.com.  Apple’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AAPL.”

Historical Information
The graph below illustrates the performance of Apple from October 28, 2009 through October 28, 2019. We obtained the information regarding the historical performance of Apple in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Apple should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Apple. We cannot give you any assurance that the performance of Apple will result in any positive return on your initial investment.
Apple Inc.

300
250
200
150
100
50
0
Closing Price
Oct-09
Oct-10
Oct-11
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. (“Amazon”) is an online retail company offering a variety of products sold by Amazon and third parties. Amazon also manufactures and sells electronic devices, including Kindle e-readers, Fire tablets, Fire TVs and Echo. Information filed by Amazon with the SEC can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. Amazon’s website is amazon.com. Amazon’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AMZN.”

Historical Information
The graph below illustrates the performance of Amazon from October 28, 2009 through October 28, 2019. We obtained the information regarding the historical performance of Amazon in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Amazon should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Amazon. We cannot give you any assurance that the performance of Amazon will result in any positive return on your initial investment.
Amazon.com, Inc.

2500
2000
1500
1000
500
0
Closing Price
Oct-09
Oct-10
Oct-11
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

salesforce.com, inc.

According to publicly available information, salesforce.com, inc. (“Salesforce”) provides customer relationship management software, delivering their cloud-based service through the internet as a service, including service for automation, customer service and support, marketing automation, digital commerce, community management, collaboration, industry-specific solutions and tools customers can leverage to build enterprise apps. Information filed by Salesforce with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32224, or its CIK Code: 0001108524. Salesforce’s website is salesforce.com. Salesforce’s common stock is listed on the New York Stock Exchange under the ticker symbol “CRM.”

Historical Information
The graph below illustrates the performance of Salesforce from October 28, 2009 through October 28, 2019. We obtained the information regarding the historical performance of Salesforce in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Salesforce should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Salesforce. We cannot give you any assurance that the performance of Salesforce will result in any positive return on your initial investment.
salesforce.com, inc.

Closing Price
0
20
40
60
80
100
120
140
160
180
Oct-09
Oct-10
Oct-11
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

DocuSign, Inc.

According to publicly available information, DocuSign, Inc. (“DocuSign”) is a cloud-based company which automates manual processes with an open, independent, standards-based digital transaction management platform for managing aspects of documented business transactions. Information filed by DocuSign with the SEC can be located by reference to its SEC file number 001-38465, or its CIK Code: 0001261333. DocuSign’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “DOCU” on April 27, 2018. Accordingly, the common stock of DocuSign has limited historical performance and an investment with a return based on the performance of the common stock of DocuSign may be more risky than a comparable investment with a return based on the performance a common stock with a more established record of performance.

Historical Information
The graph below illustrates the performance of DocuSign from April 27, 2018 through October 28, 2019. We obtained the information regarding the historical performance of DocuSign in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of DocuSign should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of DocuSign. We cannot give you any assurance that the performance of DocuSign will result in any positive return on your initial investment.
DocuSign, Inc.

80
70
60
50
40
30
20
10
0
Closing Price
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

ServiceNow, Inc.

According to publicly available information, ServiceNow, Inc. (“ServiceNow”) is a provider of cloud computing solutions that define, structure, manage and automate services for enterprise clients. Information filed by ServiceNow with the SEC can be located by reference to its SEC file number: 001-35580, or its CIK Code: 0001373715. ServiceNow’s website is servicenow.com. ServiceNow’s common stock is listed on the New York Stock Exchange under the ticker symbol “NOW.”

Historical Information
The graph below illustrates the performance of ServiceNow from June 29, 2012 through October 28, 2019. We obtained the information regarding the historical performance of ServiceNow in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of ServiceNow should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of ServiceNow. We cannot give you any assurance that the performance of ServiceNow will result in any positive return on your initial investment.
ServiceNow, Inc.

Closing Price
350
300
250
200
150
100
50
0
Jun-12
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17
Jun-18
Jun-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RingCentral, Inc.

According to publicly available information, RingCentral, Inc. (“RingCentral”) provides software-as-a-service solutions for business communications. Information filed by RingCentral with the SEC can be located by reference to its SEC file number: 001-36089, or its CIK Code: 0001384905. RingCentral’s website is ringcentral.com. RingCentral’s common stock is listed on the New York Stock Exchange under the ticker symbol “RNG.”

Historical Information
The graph below illustrates the performance of RingCentral from September 27, 2013 through October 28, 2019. We obtained the information regarding the historical performance of RingCentral in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of RingCentral should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of RingCentral. We cannot give you any assurance that the performance of RingCentral will result in any positive return on your initial investment.
RingCentral, Inc.

Closing Price
200
180
160
140
120
100
80
60
40
20
0
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Atlassian Corporation Plc

According to publicly available information, Atlassian Corporation Plc (“Atlassian”) designs and develops enterprise software. Information filed by Atlassian with the SEC can be located by reference to its SEC file number 001-37651, or its CIK Code: 0001650372. Atlassian’s website is atlassian.com. Atlassian’s ordinary shares are listed on the NASDAQ Global Select Market under the ticker symbol “TEAM”.

Historical Information
The graph below illustrates the performance of Atlassian from December 10, 2015 through October 28, 2019. We obtained the information regarding the historical performance of Atlassian in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Atlassian should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Atlassian. We cannot give you any assurance that the performance of Atlassian will result in any positive return on your initial investment.
Atlassian Corporation Plc

Closing Price
160
140
120
100
80
60
40
20
0
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Twilio Inc.

According to publicly available information, Twilio Inc. (“Twilio”) provides a cloud communications platform that, through its “application programming interfaces”, is designed to allow developers to build, scale and operate real-time communications within software applications. Information filed by Twilio with the SEC can be located by reference to its SEC file number: 001-37806, or its CIK Code: 0001447669. Twilio’s common stock is listed on the New York Stock Exchange under the ticker symbol “TWLO” and commenced trading on June 23, 2016. Accordingly, the common stock of Twilio has limited historical performance and an investment with a return based on the performance of the common stock of Twilio may be more risky than a comparable investment with a return based on the performance a common stock with a more established record of performance.

Historical Information
The graph below illustrates the performance of Twilio from June 23, 2016 through October 28, 2019. We obtained the information regarding the historical performance of Twilio in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Twilio should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Twilio. We cannot give you any assurance that the performance of Twilio will result in any positive return on your initial investment.
Twilio Inc.

Closing Price
160
140
120
100
80
60
40
20
0
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Veeva Systems Inc.

According to publicly available information, Veeva Systems Inc. (“Veeva”) provides cloud-based business services. Information filed by Veeva with the SEC can be located by reference to its SEC file number 001-36121, or its CIK Code: 0001393052. Veeva’s website is veeva.com. Veeva’s common stock is listed on the New York Stock Exchange under the ticker symbol “VEEV”.

Historical Information
The graph below illustrates the performance of Veeva from October 16, 2013 through October 28, 2019. We obtained the information regarding the historical performance of Veeva in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Veeva should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Veeva. We cannot give you any assurance that the performance of Veeva will result in any positive return on your initial investment.
Veeva Systems Inc.

Closing Price
200
180
160
140
120
100
80
60
40
20
0
Oct-13
Oct-14
Oct-15
Oct-16
Oct-17
Oct-18
Oct-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Zendesk, Inc.

According to publicly available information, Zendesk, Inc. (“Zendesk”) is develops customer service software. Information filed by Zendesk with the SEC can be located by reference to its SEC file number: 001-36456, or its CIK Code: 0001463172. Zendesk’s website is www.zendesk.com. Zendesk’s common stock is listed on the New York Stock Exchange under the ticker symbol “ZEN.”

Historical Information
The graph below illustrates the performance of Zendesk from May 15, 2014 through October 28, 2019. We obtained the information regarding the historical performance of Zendesk in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Zendesk should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Zendesk. We cannot give you any assurance that the performance of Zendesk will result in any positive return on your initial investment.
Zendesk, Inc.

Closing Price
100
90
80
70
60
50
40
30
20
10
0
May-14
May-15
May-16
May-17
May-18
May-19

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Zoom Video Communications, Inc.

According to publicly available information, Zoom Video Communications, Inc. (“Zoom”) provides communications software and services. Information filed by Zoom with the SEC can be located by reference to its SEC file number: 001- 38865, or its CIK Code: 0001585521. Zoom’s website is zoom.us. Zoom’s common stock is listed on the Nasdaq Stock Market under the ticker symbol “ZM” and commenced trading on April 18, 2019. Accordingly, the common stock of Zoom has limited historical performance and an investment with a return based on the performance of the common stock of Zoom may be more risky than a comparable investment with a return based on the performance a common stock with a more established record of performance.

Historical Information
The graph below illustrates the performance of Zoom from April 18, 2019 through October 28, 2019. We obtained the information regarding the historical performance of Zoom in the graph below from Bloomberg.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of Zoom should not be taken as an indication of its future performance, and no assurance can be given as to the Final Basket Component Price of Zoom. We cannot give you any assurance that the performance of Zoom will result in any positive return on your initial investment.
Zoom Video Communications, Inc.

Closing Price
120
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80
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20
0
Apr-19
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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Notes are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses how the Notes should be treated for U.S. federal income tax purposes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Notes, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Notes as prepaid derivative contracts with respect to the Basket. If your Notes are so treated, you should generally recognize gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” in the product prospectus supplement.
Except to the extent otherwise required by law, TD intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” of the product prospectus supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Section 1297. We will not attempt to ascertain whether any of the Basket Component Issuers would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Note. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations on their investments in the Notes.
Medicare Tax on Net Investment Income.  U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Notes.
Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 871(m) of the Code and FATCA, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Basket Component Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code.  If any such entity and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the Notes as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.
Based on our determination that the Notes are not “delta-one” with respect to the Basket or any Basket Component, our special U.S. tax counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Notes. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting a Basket Component or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if you enter, or have entered, into certain other transactions in respect of a Basket Component or the Notes. If you enter, or have entered, into other transactions in respect of a Basket Component or the Notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Notes in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical income, and the gross proceeds from a disposition of property of a type that can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the Basket Component Issuers).

Supplemental Plan of Distribution (Conflicts of Interest)
We have appointed TDS, an affiliate of TD, and Citigroup, as the Agents for the sale of the Notes. Pursuant to the terms of a distribution agreement, the Agents will purchase the Notes from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, or will offer the Notes directly to investors. The Agents may receive a commission of up to $17.50 (1.75%) per Note and may use all or a portion of that commission to allow selling concessions to other registered-broker dealers in connection with the distribution of the Notes. Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Notes in these accounts may be as low as $982.50 (98.25%) per Note. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. TDS is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, the Agents or another of our or their affiliates may use this pricing supplement in the initial sale of the Notes. In addition, se, the Agents or another of our or their affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale. If a purchaser buys the Notes from us, the Agents or another of our or their affiliates, this pricing supplement is being used in a market-making transaction unless we, the Agents or another of our or their affiliates informs such purchaser otherwise in the confirmation of sale.
Prohibition of Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Additional Information Regarding the Estimated Value of the Notes
The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public, which we refer to as the Pricing Date, based on prevailing market conditions on the Pricing Date, and will be included in a final pricing supplement.
The economic terms of the Notes are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, estimated costs which we may incur in connection with the Notes and an estimate of the difference between the amounts we pay to Citigroup or their affiliate and the amounts that Citigroup or their affiliate pays to us in connection with hedging your Notes. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the Notes.
On the cover page of this pricing supplement, we have provided the estimated value range for the Notes. This estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Notes, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Notes rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Notes. For more information see the discussion under “Additional Risk Factors — The Estimated Value of Your Notes Is Based on Our Internal Funding Rate.”
Our estimated value on the Pricing Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Notes in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately 3 months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” herein.